Exhibit 10.2

AMENDMENT TO

SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment to Secured Convertible Promissory Note (this “Amendment”) by and between AgeX Therapeutics Inc., a Delaware corporation (“Borrower”) and a company incorporated in the Isle of Man with company number 018008V and its registered office at 1st Floor Viking House, St Pauls Square, Ramsey, Isle of Man, IM8 1GB (“Lender”) is effective as of July 21, 2023 (“Effective Date”).

WHEREAS, Borrower and Lender entered into the Secured Convertible Promissory Note, dated March 13, 2023 (the “Note”);

WHEREAS, Borrower and Lender wish to further amend the Note.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Note.

2. Amendments to the Note. Effective as of the Effective Date, the Note shall be amended as follows:

(a) the definition of “Reverse Financing Condition” is hereby amended and restated in its entirety to read as follows:

“Reverse Financing Condition” means the consummation by Reverse of debt or equity financing with net cash proceeds in excess of $15,000,000 on or before October 31, 2023.

(b) Section 8.1 of the Note shall be amended and restated in its entirety to read as follows:

8.1	At any time from the Effective Date until October 31, 2023 or at any time after the date which is ninety (90) days following the earlier of (i) the occurrence of a Qualified Merger and (ii) March 13, 2024, while funds under this Note remain outstanding, at the Lender’s election, in lieu of repayment, the Outstanding Amount (or any part thereof) may be converted into a number of fully paid and non-assessable Shares of the Borrower. Except as otherwise provided in Section 8.3, the conversion price shall be equal to the Market Price on the date prior to the date the Lender delivers a Conversion Notice in accordance with Section 8.2 below; provided, that, except as provided in Section 8.3, from and after the consummation of a Qualified Offering – Type 2 the conversion price shall be the Adjusted Market Price on the date of consummation of such Qualified Offering – Type 2.

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(c) Section 8.3 of the Note shall be amended and restated in its entirety to read as follows:

8.3	If under the rules of the Applicable Exchange approval by the stockholders of Borrower would be required in connection with the issuance of Shares upon any conversion under this Section 8, then unless and until such stockholder approval has been obtained, (a) at any time the conversion price as calculated in accordance with Section 8.1 would be less than the Drawdown Market Price applicable to the Drawdown Amount being converted, the maximum amount of the Drawdown Amount that may be converted into Shares shall be the amount entitling Lender to receive a number of Shares that, when added to any Shares previously or contemporaneously issued to Lender upon a conversion subject to the restrictions of this Section 8.3(a), would equal the 19.9% Cap, and (b) the maximum amount of the Outstanding Amount that may be converted into Shares shall be subject to the 50% Cap. Notwithstanding the foregoing provisions of this Section 8.3, any Drawdown Amount or portion thereof that could not be converted into Shares due to the 19.9% Cap may be converted into Shares without regard to the 19.9% Cap if Lender elects in the applicable Conversion Notice to convert into Shares the Drawdown Amount or the applicable portion thereof at a conversion price equal to the Drawdown Market Price applicable to such Drawdown Amount in lieu of the conversion price determined under Section 8.1 To the extent any Outstanding Amount cannot be so converted as a result of the 19.9% Cap or the 50% Cap such funds shall remain outstanding as loan funds in accordance with the terms of this Note.

3. Limited Effect; Reaffirmation. The Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Loan Document, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document, which remain in full force and effect (in the case of the Note, as amended by Section 2 hereto), and (iii) ratifies, confirms and reaffirms that the security interest granted to the Lender pursuant to the Loan Documents in all of their right, title and interest in all then existing or thereafter acquired or arising Collateral in order to secure prompt payment and performance of the obligations of the Borrower under the Note and the Loan Documents (collectively, the “Obligations”) is continuing and is unimpaired and continues to constitute a first priority security interest in favor of the Lender with the same force, effect and priority in effect both immediately prior to and after entering into this Agreement and the other Loan Documents entered into on or as of the date hereof. The Borrower acknowledges and reaffirms that the Lender’s security interest in the Collateral has attached and continues to attach to all such Collateral and no further actions taken on or immediately prior to the date hereof, on the part of the Lender or the Borrower, is necessary to continue such security interest. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Note or the other Loan Documents.

4. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Borrower and Lender and the Guarantors, and each of their respective successors and assigns.

5. Loan Document. This Amendment shall constitute a “Loan Document” for all purposes under the Note and the other Loan Documents.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

7. Further Assurances. Borrower agrees to take such actions requested by Lender as are necessary or desirable to further evidence the modifications set forth in this Amendment, including, without limitation, issuing an amended and restated note or amending other Loan Documents to give effect to or facilitate such modifications if requested by Lender.

8. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Lender:

AgeX Therapeutics Inc., a Delaware corporation		Juvenescence Limited, an Isle of Man company

By:	/s/ Andrea Park	By:	/s/ Gregory Bailey
Gregory Bailey, Authorized Signatory

By:	Andrea Park, CFO

Signature Page to Amendment

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